UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2011

ARISTA POWER, INC.
(Exact name of registrant as specified in its charter)

New York	000-53510	16-1610794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 Mt. Read Boulevard, Rochester, New York	14615
(Address of principal executive offices)	(Zip Code)

(585) 243-4040
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2011, the shareholders (the “Shareholders”) of Arista Power, Inc. (“Arista Power” or the “Company” and formerly WindTamer Corporation) voted to approve an amendment to the Company’s Amended and Restated 2008 Equity Incentive Plan (the “2008 Plan”) that amends and restates the 2008 Plan to, among other things, award on each January 5th (or the next business day thereafter if January 5th is not a business day) starting on January 5, 2012 to each of the Chairman of the Board and the Chairman of the Audit Committee an additional automatic annual award of an option to purchase 100,000 and 33,000, respectively, shares of common stock of the Company, which vest immediately upon grant.

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 18, 2011, the Company filed an Amended and Restated Certificate of Incorporation (the “Amended Certificate”) with the New York Secretary of State and amended various provisions of Arista Power’s Certificate of Incorporation including an amendment to change the company’s corporate name from WindTamer Corporation to Arista Power, Inc.  The Company has notified the Financial Industry Regulatory Authority of the name change and was assigned a new trading symbol.  Beginning May 20, 2011, Arista Power will trade under the symbol “ASPW.OB”.  On May 18, 2011, the Company issued a Press Release describing the foregoing, a copy of which is attached hereto as exhibit 99.1.

The Amended Certificate also provides that a director may be removed for cause by the vote of in excess of 50%, instead of in excess of 66 2/3% (as was previously provided), of the issued and outstanding shares of Common Stock entitled to vote thereon at the time of any such proposed termination for cause.  Additionally, the Amended Certificate added that, in addition to being able to remove a director for cause by the affirmative vote of in excess of 50% of the issued and outstanding shares of Common Stock, a majority of the Board of Directors be empowered to remove a director for cause, regardless of whether the Board of Directors remains a classified Board.  Arista Power’s By-Laws were also amended, where necessary, to reflect the above mentioned changes.  Copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Corporation are attached hereto as exhibits 3.1 and 3.2, respectively.

 Item 5.07 - Submission of Matters to a Vote of Security Holders.

Arista Power’s Annual Meeting of Shareholders was held on May 18, 2011.  Shareholders voted on the matters set forth below.

1) The following nominees for election to the Board of Directors were elected, each for a three-year term, based upon the following votes:

Nominee	Votes For	Votes Against
William A. Schmitz	134,070,753	164,758
George Naselaris	134,063,192	172,319

There were no broker non-votes for this item.

2) The Shareholders approved the Company’s Amended and Restated 2008 Equity Incentive Plan based upon the following votes.  Item 5.02 above more fully describes the amendments to the Company’s Equity Incentive Plan and is incorporated herein by reference.

Votes For	Votes Against	Abstentions Broker Non-Votes
133,456,870	595,550	183,091 24,875,214

3) The Shareholders approved amendments to Arista Power’s Certificate of Incorporation to change the corporate name from WindTamer Corporation to Arista Power, Inc. based upon the following votes.

Votes For	Votes Against	Abstentions
157,850,772	1,128,756	131,196

 There were no broker non-votes for this item.

4) The Shareholders approved amendments to Arista Power’s Certificate of Incorporation to change who can remove a director for cause based upon the following votes.  Item 5.03 above more fully describes the applicable amendments to the Company’s Certificate of Incorporation and is incorporated herein by reference.

Votes For	Votes Against	Abstentions Broker Non-Votes
133,679,257	246,704	309,550 24,875,214

5) The Shareholders ratified the appointment of EFP Rotenberg LLP as the Company’s independent registered public accounting firm based upon the following votes.

Votes For	Votes Against	Abstentions
158,819,249	197,668	93,808

There were no broker non-votes for this item.

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Item 9.01 - Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Document
3.1	Amended and Restated Certificate of Incorporation
3.2	Amended and Restated By-Laws
99.1	Press Release of the Company dated May 18, 2011.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARISTA POWER, INC.

By:	/s/ William A. Schmitz
Name: William A. Schmitz
Title: Chief Executive Officer

Dated: May 20, 2011

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EXHIBIT INDEX

Exhibit No.	Document
3.1	Amended and Restated Certificate of Incorporation
3.2	Amended and Restated By-Laws
99.1	Press Release of the Company dated May 18, 2011.